Exhibit 99.3 1st Quarter Earnings Conference Call April 18, 2019

First quarter 2019 highlights Net income(1) • Delivered strong YoY results $378 Million – Solid revenue growth – Effective expense management Earnings per share – Generated 3.8%(2)(3)adjusted $0.37 positive operating leverage – Broad-based loan growth Total revenue growth(2)(3) – Stable asset quality; continuing to normalize 2.6% Non-interest expense improvement(2)(3) • Focused on what we can control and are committed to delivering -1.2% consistent, sustainable long-term performance through all economic (3) Adjusted efficiency ratio cycles 58.3% (1) Net income from continuing operations available to common shareholders. (2) On a year-over-year basis. (3) Non-GAAP, see appendix for reconciliation. 2

Growing loans and deposits Average loans and leases Average deposits by segment ($ in billions) ($ in billions) $81.9 $83.7 $95.4 $93.2 $94.2 $79.9 2.9 1.7 1.4 2.9 1.5 3.3 8.9 8.0 7.9 28.3 28.4 27.8 Adjusted 27.7 26.3 26.9 Consumer business Bank loans (1) Corporate Adjusted Bank consumer loans (1) Wealth Mgt (2) Adjust- 52.5 ments (1) 48.8 50.6 57.1 57.4 58.0 Other (3) 1Q18 4Q18 1Q19 1Q18 4Q18 1Q19 Expect full-year 2019 adjusted average loan growth in the low single digits (1) Non-GAAP; see appendix for reconciliation. (2) Wealth Management segment deposits include Private Wealth Management and Institutional Services deposits. A break- out of these components is provided in the Company's quarterly Earnings Supplement. (3) Other deposits consist primarily of brokered deposits. 3

Deposit advantage Deposits by Customer Type(1) Non-Interest Bearing Deposits Interest Bearing Deposits (Retail vs. Business) by Customer Type(1) by Customer Type(1) 1Q19 ($ in billions) ($ in billions) ($ in billions) Private Wealth* Institutional $35 $35 $34 $60 $58 $60 Services* $7 $1 14 14 15 16 15 14 Corporate Consumer Segment Segment $27 46 44 45 $58 19 20 20 Other 1Q18 4Q18 1Q19 1Q18 4Q18 1Q19 Segment $1 Retail Business • 1Q19 average retail deposits represent 69% of total • 1Q19 deposit cost 46 bps, interest-bearing cost 73 bps; deposits cumulative deposit beta (since 3Q15) of 25%; cumulative retail beta 10%; cumulative commercial beta 59% • Over 60% of consumer deposits held by customers who have banked at Regions for over 10 years * Private Wealth Management and Institutional Services deposits are combined into the Wealth Management Segment. (1) Average balances 4

Growing total revenue

GENERATING
Consistent Sustainable
Long-term Performance

Adjusted total revenue[1]



($ in millions)
$1,412
$1,439
$1,449
3.46%
3.55%
3.53%
909
958
948
503
481
501
1Q18
4Q18
1Q19
Adjusted non-interest income (1)
Net interest income (2)
Net interest margin

- Interest rates equal to current yield curve and moderate future balance sheet growth is expected to generate relatively stable to moderately lower full-year NIM; moderate NIM compression rest of 2019

Non-interest income

($ in millions)		1Q19	Change vs 4Q18	Change vs 1Q18
Service charges	$	175	(5.4)%	2.3 %
Card and ATM fees		109	(1.8)%	4.8 %
Wealth management income		76	(1.3)%	1.3 %
Capital markets income		42	(16.0)%	(16.0)%
Mortgage income		27	(10.0)%	(28.9)%
Bank-owned life insurance		23	91.7 %	35.3 %
Market value adjustments (on employee benefit assets - defined benefit)		5	(171.4)%	NM
Market value adjustments (on employee benefit assets - other) [3]		(1)	(87.5)%	NM
Other		46	48.4 %	(13.2)%
Total non-interest income	$	502	4.4 %	(1.0)%
Adjusted non-interest income[1]	$	501	4.2 %	(0.4)%

Expect full-year 2019 adjusted total revenue growth in the 2-4% range

(1) Non-GAAP; see appendix for reconciliation. (2) Net interest income and other financing income. (3) These market value adjustments relate to assets held for employee benefits that are offset within salaries and employee benefits expense.

REGIONS 5

Disciplined expense management QoQ highlights Non-interest expense • Non-interest expense increased 1% on a reported ($ in millions) and adjusted(1) basis QoQ; decreased 3% on a (1) $884 reported basis and 1% on an adjusted basis YoY $853 $860 22 • Salaries and benefits increased 2% due to 10 8 seasonally higher payroll taxes 60.5% 58.1% 58.3% • Occupancy expense decreased 5% primarily due to 862 843 852 4Q18 Hurricane Michael storm-related charges • Furniture and equipment expense decreased 7% primarily due to 1Q19 benefit in property taxes 1Q18 4Q18 1Q19 • Professional fees decreased 26% primarily due to a reduction in consulting fees Adjusted non-interest expense(1) Adjusted items(1) • 1Q19 efficiency ratio 58.8%; adjusted efficiency Adjusted efficiency ratio(1) ratio(1) 58.3% Expect full-year 2019 adjusted non-interest expense to be relatively stable with 2018; expect full-year 2019 effective tax rate of 20%-22% (1) Non-GAAP; see appendix for reconciliation. 6

Asset quality performing in-line with expectations Criticized business loans NPLs and coverage ratio ($ in millions) ($ in millions) $601 $2,223 $496 $523 $1,922 $2,119 925 939 1,063 169% 163% 1,298 140% 983 53 1,056 1Q18 4Q18 1Q19 1Q18 4Q18 1Q19 Classified Special mention NPLs - excluding LHFS Coverage ratio Net charge-offs and ratio QoQ highlights ($ in millions) • Lower Corporate net charge-offs drove an 8 bps improvement $95 $84 in total net charge-offs to 0.38% of average loans 5 30 $78 26 0.46% 20 • Allowance for loan losses represented 1.01% of total loans 0.40% 0.42% 0.38% and 163% of NPLs 65 58 53 • Total delinquencies(2) improved $102M; loans 30-89 days past due decreased $106M; 90+ days past due increased modestly 1Q18 4Q18 1Q19 • Business services criticized and total TDR loans increased Adjusted Consumer net charge-offs (1) Corporate net charge-offs $197M and $27M, respectively; NPLs increased to 0.62% of Net charge-offs ratio Adjusted net charge-offs ratio (1) total loans Expect full-year 2019 net charge-offs of 40-50 bps Adjustments (1) (1) Non-GAAP; see appendix for reconciliation. (2) Delinquencies exclude government guaranteed mortgages. 7

Strong capital and liquidity position Tier 1 capital ratio(1) • Repurchased $190M or 12.2M shares of common stock through open market purchases 11.9% • Declared $142M in dividends to common shareholders 10.7% 10.6% • Submitted planned capital actions to Federal Reserve; provides path to CET1 target of 9.5% in 2019; remains subject to approval by Board of Directors 1Q18 4Q18 1Q19 • Fully compliant with LCR rule as of quarter end Common equity Tier 1 ratio – Loan-to-deposit ratio(3) Fully phased-in pro-forma(1)(2) 82% 88% 88% 11.0% 9.8% 9.7% 1Q18 4Q18 1Q19 1Q18 4Q18 1Q19 (1) Current quarter ratios are estimated. (2) Non-GAAP; see appendix for reconciliation. (3) Based on ending balances. 8

Near-term and long-term expectations 2019 Expectations Three-Year Expectations (2019-2021) FY 2019 Category Expectations Category Expectation Adjusted average loan growth 2021 adjusted return on average (1) Low single digits (1) 18% - 20% (from adjusted 2018 of $77,667 million) tangible common equity Adjusted total revenue growth (1) (from adjusted 2018 of $5,745 million)(1) 2% - 4% 2021 adjusted efficiency ratio <55% Adjusted non-interest expense Annual net charge-offs / average (1) Relatively stable 40 - 65 bps (from adjusted 2018 of $3,434 million) loans Net charge-offs / average loans 40 - 50 bps Expect to generate positive operating Effective Tax Rate 20% - 22% leverage each year. (1) Non-GAAP, see appendix for reconciliation. The reconciliation with respect to forward-looking non-GAAP measures is expected to be consistent with actual non-GAAP reconciliations included in the attached appendix or previous filings with the SEC. 9

Appendix 10

Portfolios of interest (outstanding balances as of March 31, 2019) Leveraged(1) balances by industry SNC balances by industry Information 17% Manufacturing Manufacturing 10% 16% Financial Restaurant & Services 10% 10% 17% Accommodations 22% 12% 10% Energy 9% Professional 44% Retail 8% Services 10% 6% $5.8B(2)(3) 16% $21.2B 9% Wholesale 7% Wholesale 10% 7% 8% Healthcare 6% Healthcare 7% 10% 12% 7% 6% 6% 10% Information 6% Administrative 6% Other 44% (Portfolios <6% Other 22% of total) (Portfolios <6% of total) NPLs 1.26% Criticized 6.02% Classified 2.73% 1.97% 0.79% 3.96% 1.03% 0.5% 3.12% Business services(4) Shared National Credits (SNC) Leveraged (1) Regions defines leveraged lending as: commitment >$10M; leverage >3x senior debt, 4x total debt; purpose test secondary to leverage test; includes investment grade & non-investment grade loans. (2) Approximately 80% of leveraged loans outstanding are also SNCs. (3) Using Moody's 2018 Regional Bank Survey definition for leveraged lending, Regions' outstanding balance at 3/31/2019 would be approximately $3.1 billion. (4) Business services represents the combined total of commercial and investor real estate loans. 11

Non-GAAP information This document contains non-GAAP financial measures, which exclude certain items management does not consider indicative of the Company’s on-going financial performance. Management believes that the exclusion of these items provides a meaningful base for period- to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to these adjustments may recur; however, management does not consider these activities to be indications of ongoing operations. Management believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Accordingly, our non-GAAP financial measures may not be comparable to similar measures used by other companies. We caution investors not to place undue reliance on such non-GAAP financial measures, but to consider them with the most directly comparable GAAP measures. Non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation or as a substitute for our results reported under GAAP. The following tables present reconciliations of Regions' non-GAAP measures to the most directly comparable GAAP financial measures. 12

Non-GAAP items impacting earnings Adjusted Items Quarter Ended • 1Q19 items include charges associated with the company's continued focus on (amounts in millions, except per share data) 3/31/2019 12/31/2018 3/31/2018 increasing organizational efficiency and Non-GAAP adjusted items impacting earnings from continuing operations: effectiveness, including refining its Pre-tax adjusted items: branch network; incurred $2 million of Branch consolidation, property and equipment charges $ (6) $ (3) $ (3) severance expense, and $6 million of Salaries and benefits related to severance charges (2) (7) (15) expenses associated with branch Gain on sale of affordable housing residential mortgage loans 8 — — consolidations, property and equipment Securities gains (losses), net (7) — — charges Expenses associated with residential mortgage loan sale — — (4) • Recorded an $8 million gain associated Net provision benefit from residential mortgage loan sale — — 16 with the sale of $167 million of Leveraged lease termination gains — — 4 affordable housing residential mortgage Diluted EPS impact* $ — $ (0.01) $ — loans • Incurred a $7 million net loss attributable primarily to the sale of certain lower yielding investment securities * Based on income taxes at an approximate 25% incremental rate beginning in 2018. Tax rates associated with leveraged lease terminations are incrementally higher based on their structure. 13

Non-GAAP reconciliation: adjusted average loans

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)	Average Balances						
	1Q19	4Q18	1Q18	1Q19 vs. 4Q18		1Q19 vs. 1Q18	
Commercial and industrial	$ 39,999	$ 38,111	$ 36,464	$ 1,888	5.0 %	$ 3,535	9.7 %
Add: Purchasing card balances (1)	—	252	208	(252)	(100.0)%	(208)	(100.0)%
Adjusted commercial and industrial loans (non-GAAP)	$ 39,999	$ 38,363	$ 36,672	$ 1,636	4.3 %	$ 3,327	9.1 %
Total commercial loans	$ 45,968	$ 44,307	$ 42,899	$ 1,661	3.7 %	$ 3,069	7.2 %
Add: Purchasing card balances (1)	—	252	208	(252)	(100.0)%	(208)	(100.0)%
Adjusted total commercial loans (non-GAAP)	$ 45,968	$ 44,559	$ 43,107	$ 1,409	3.2 %	$ 2,861	6.6 %
Total business loans	$ 52,518	$ 50,397	$ 48,619	$ 2,121	4.2 %	$ 3,899	8.0 %
Add: Purchasing card balances (1)	—	252	208	(252)	(100.0)%	(208)	(100.0)%
Adjusted total business loans (non-GAAP)	$ 52,518	$ 50,649	$ 48,827	$ 1,869	3.7 %	$ 3,691	7.6 %
Total consumer loans	$ 31,207	$ 31,476	$ 31,272	$ (269)	(0.9)%	$ (65)	(0.2)%
Less: Balances of residential first mortgage loans sold (2)	—	—	164	—	NM	(164)	(100.0)%
Less: Indirect—vehicles	2,924	3,109	3,309	(185)	(6.0)%	(385)	(11.6)%
Adjusted total consumer loans (non-GAAP)	$ 28,283	$ 28,367	$ 27,799	$ (84)	(0.3)%	$ 484	1.7 %
Total loans	$ 83,725	$ 81,873	$ 79,891	$ 1,852	2.3 %	$ 3,834	4.8 %
Add: Purchasing card balances (1)	—	252	208	(252)	(100.0)%	(208)	(100.0)%
Less: Balances of residential first mortgage loans sold (2)	—	—	164	—	NM	(164)	(100.0)%
Less: Indirect—vehicles	2,924	3,109	3,309	(185)	(6.0)%	(385)	(11.6)%
Adjusted total loans (non-GAAP)	$ 80,801	$ 79,016	$ 76,626	$ 1,785	2.3 %	$ 4,175	5.4 %

(1) On December 31, 2018, purchasing cards were reclassified to commercial and industrial loans from other assets.
(2) Adjustments to average loan balances assume a simple day-weighted average impact for the first quarter of 2018.
NM - Not Meaningful

REGIONS 14

Non-GAAP reconciliation: NII/NIM, non-interest income/expense, operating leverage and efficiency ratio

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)		Quarter Ended 3/31/2019	12/31/2018	3/31/2018	1Q19 vs. 4Q18		1Q19 vs. 1Q18	
Non-interest expense (GAAP)	A	$ 860	$ 853	$ 884	$ 7	0.8 %	$ (24)	(2.7)%
Adjustments:								
Contribution to the Regions Financial Corporation foundation		—	—	—	—	NM	—	NM
Branch consolidation, property and equipment charges		(6)	(3)	(3)	(3)	100.0 %	(3)	100.0 %
Expenses associated with residential mortgage loan sale		—	—	(4)	—	NM	4	NM
Salary and employee benefits—severance charges		(2)	(7)	(15)	5	(71.4)%	13	(86.7)%
Adjusted non-interest expense (non-GAAP)	B	$ 852	$ 843	$ 862	$ 9	1.1 %	$ (10)	(1.2)%
Net interest income and other financing income (GAAP)	C	$ 948	$ 958	$ 909	$ (10)	(1.0)%	$ 39	4.3 %
Taxable-equivalent adjustment		13	13	13	—	— %	—	— %
Net interest income and other financing income, taxable-equivalent basis - continuing operations	D	$ 961	$ 971	$ 922	$ (10)	(1.0)%	$ 39	4.2 %
Non-interest income (GAAP)	E	$ 502	$ 481	$ 507	$ 21	4.4 %	$ (5)	(1.0)%
Adjustments:								
Securities (gains) losses, net		7	—	—	7	NM	7	NM
Leveraged lease termination gains		—	—	(4)	—	NM	4	NM
Gain on sale of affordable housing residential mortgage loans		(8)	—	—	(8)	NM	(8)	NM
Adjusted non-interest income (non-GAAP)	F	$ 501	$ 481	$ 503	$ 20	4.2 %	$ (2)	(0.4)%
Total revenue	C+E=G	$ 1,450	$ 1,439	$ 1,416	$ 11	0.8 %	$ 34	2.4 %
Adjusted total revenue (non-GAAP)	C+F=H	$ 1,449	$ 1,439	$ 1,412	$ 10	0.7 %	$ 37	2.6 %
Total revenue, taxable-equivalent basis	D+E=I	$ 1,463	$ 1,452	$ 1,429	$ 11	0.8 %	$ 34	2.4 %
Adjusted total revenue, taxable-equivalent basis (non-GAAP)	D+F=J	$ 1,462	$ 1,452	$ 1,425	$ 10	0.7 %	$ 37	2.6 %
Operating leverage ratio (GAAP)	I-A							5.1 %
Adjusted operating leverage ratio (non-GAAP)	J-B							3.8 %
Efficiency ratio (GAAP)	A/I	58.8%	58.7%	61.9%				
Adjusted efficiency ratio (non-GAAP)	B/J	58.3%	58.1%	60.5%				
Fee income ratio (GAAP)	E/I	34.3%	33.1%	35.5%				
Adjusted fee income ratio (non-GAAP)	F/J	34.3%	33.1%	35.3%				

NM - Not Meaningful

REGIONS 15

Non-GAAP reconciliation: Pre-tax pre-provision income (PPI)

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)	Quarter Ended 3/31/2019	12/31/2018	3/31/2018	1Q19 vs. 4Q18		1Q19 vs. 1Q18	
Net income from continuing operations available to common shareholders (GAAP)	$ 378	$ 390	$ 398	$ (12)	(3.1)%	$ (20)	(5.0)%
Preferred dividends (GAAP)	16	16	16	—	— %	—	— %
Income tax expense (GAAP)	105	85	128	20	23.5 %	(23)	(18.0)%
Income from continuing operations before income taxes (GAAP)	499	491	542	8	1.6 %	(43)	(7.9)%
Provision (credit) for loan losses (GAAP)	91	95	(10)	(4)	(4.2)%	101	NM
Pre-tax pre-provision income from continuing operations (non-GAAP)	590	586	532	4	0.7 %	58	10.9 %
Other adjustments:							
Gain on sale of affordable housing residential mortgage loans	(8)	—	—	(8)	NM	(8)	NM
Securities (gains) losses, net	7	—	—	7	NM	7	NM
Leveraged lease termination gains	—	—	(4)	—	NM	4	(100.0)%
Salaries and employee benefits—severance charges	2	7	15	(5)	(71.4)%	(13)	(86.7)%
Branch consolidation, property and equipment charges	6	3	3	3	100.0 %	3	100.0 %
Contribution to the Regions Financial Corporation foundation	—	—	—	—	NM	—	NM
Expenses associated with residential mortgage loan sale	—	—	4	—	NM	(4)	(100.0)%
Total other adjustments	7	10	18	(3)	(30.0)%	(11)	(61.1)%
Adjustted pre-tax pre-provision income from continuing operations (non-GAAP)	$ 597	$ 596	$ 550	$ 1	0.2 %	$ 47	8.5 %

NM - Not Meaningful

REGIONS 16

Non-GAAP reconciliation: adjusted net charge-offs and ratios

GENERATING
Consistent Sustainable
Long-term Performance

($ amounts in millions)		Quarter Ended 3/31/2019		12/31/2018		3/31/2018
Residential first mortgage net charge-offs (GAAP)	A $	—	$	1	$	7
Less: Net charge-offs associated with TDR sale		—		—		5
Adjusted residential first mortgage net charge-offs (non-GAAP)	B $	—	$	1	$	2
Total consumer net charge-offs (GAAP)	C $	58	$	65	$	58
Less: Net charge-offs associated with TDR sale		—		—		5
Adjusted total consumer net charge-offs (non-GAAP)	D $	58	$	65	$	53
Total net charge-offs (GAAP)	E $	78	$	95	$	84
Less: Net charge-offs associated with TDR sale		—		—		5
Adjusted total net charge-offs (non-GAAP)	F $	78	$	95	$	79
Average residential first mortgage loans (GAAP)	G $	14,203	$	14,230	$	13,977
Add: Average balances of residential first mortgage loans sold		—		—		90
Average residential first mortgage loans adjusted for residential first mortgage loans sold (non-GAAP)	H $	14,203	$	14,230	$	14,067
Average total consumer loans (GAAP)	I $	31,207	$	31,476	$	31,272
Add: Average balances of residential first mortgage loans sold		—		—		90
Average total consumer loans adjusted for residential first mortgage loans sold (non-GAAP)	J $	31,207	$	31,476	$	31,362
Average total loans (GAAP)	K $	83,725	$	81,873	$	79,891
Add: Average balances of residential first mortgage loans sold		—		—		90
Average total loans adjusted for residential first mortgage loans sold (non-GAAP)	L $	83,725	$	81,873	$	79,981
Residential first mortgage net charge-off percentage (GAAP)*	A/G	0.02%		0.04%		0.21%
Adjusted residential first mortgage net charge-off percentage (non-GAAP)*	B/H	0.02%		0.04%		0.06%
Total consumer net charge-off percentage (GAAP)*	C/I	0.75%		0.80%		0.75%
Adjusted total consumer net charge-off percentage (non-GAAP)*	D/J	0.75%		0.80%		0.69%
Total net charge-off percentage (GAAP)*	E/K	0.38%		0.46%		0.42%
Adjusted total net charge-off percentage (non-GAAP)*	F/L	0.38%		0.46%		0.40%

* Annualized

REGIONS 17

Non-GAAP reconciliation: Basel III common equity tier 1 ratio – fully phased-in pro-forma As of and for Quarter Ended ($ amounts in millions) 3/31/2019 12/31/2018 3/31/2018 Basel III Common Equity Tier 1 Ratio—Fully Phased-In Pro-Forma (1) Stockholder's equity (GAAP) $ 15,512 $ 15,090 $ 15,866 Non-qualifying goodwill and intangibles (4,832) (4,839) (4,961) Adjustments, including all components of accumulated other comprehensive income, disallowed deferred tax assets, threshold deductions and other adjustments 575 940 1,121 Preferred stock (GAAP) (820) (820) (820) Basel III common equity Tier 1—Fully Phased-In Pro-Forma (non-GAAP) D $ 10,435 $ 10,371 $ 11,206 (2) Basel III risk-weighted assets—Fully Phased-In Pro-Forma (non-GAAP) E $ 107,297 $ 105,475 $ 101,482 Basel III common equity Tier 1 ratio—Fully Phased-In Pro-Forma (non-GAAP) D/E 9.7% 9.8% 11.0% (1) Current quarter amounts and the resulting ratio are estimated. (2) Regions has systems and internal controls in place to calculate risk-weighted assets as required by Basel III on a fully phased-in basis. The amounts included above are a reasonable approximation, based on our understanding of the requirements. 18

Forward-looking statements Forward-Looking Statements This release may include forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995, which reflect Regions’ current views with respect to future events and financial performance. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s current expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, and because they also relate to the future they are likewise subject to inherent uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. Therefore, we caution you against relying on any of these forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, those described below: • Current and future economic and market conditions in the United States generally or in the communities we serve, including the effects of possible declines in property values, increases in unemployment rates and potential reductions of economic growth, which may adversely affect our lending and other businesses and our financial results and conditions. • Possible changes in trade, monetary and fiscal policies of, and other activities undertaken by, governments, agencies, central banks and similar organizations, which could have a material adverse effect on our earnings. • Possible changes in market interest rates or capital markets could adversely affect our revenue and expense, the value of assets and obligations, and the availability and cost of capital and liquidity. • Any impairment of our goodwill or other intangibles, any repricing of assets, or any adjustment of valuation allowances on our deferred tax assets due to changes in law, adverse changes in the economic environment, declining operations of the reporting unit or other factors. • The effect of changes in tax laws, including the effect of Tax Reform and any future interpretations of or amendments to Tax Reform, which may impact our earnings, capital ratios and our ability to return capital to stockholders. • Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans and leases, including operating leases. • Changes in the speed of loan prepayments, loan origination and sale volumes, charge-offs, loan loss provisions or actual loan losses where our allowance for loan losses may not be adequate to cover our eventual losses. • Possible acceleration of prepayments on mortgage-backed securities due to low interest rates, and the related acceleration of premium amortization on those securities. • Loss of customer checking and savings account deposits as customers pursue other, higher-yield investments, which could increase our funding costs. • Possible changes in consumer and business spending and saving habits and the related effect on our ability to increase assets and to attract deposits, which could adversely affect our net income. • Our ability to effectively compete with other traditional and non-traditional financial services companies, some of whom possess greater financial resources than we do or are subject to different regulatory standards than we are. • Our inability to develop and gain acceptance from current and prospective customers for new products and services and the enhancement of existing products and services to meet customers’ needs and respond to emerging technological trends in a timely manner could have a negative impact on our revenue. • Our inability to keep pace with technological changes could result in losing business to competitors. • Changes in laws and regulations affecting our businesses, including legislation and regulations relating to bank products and services, as well as changes in the enforcement and interpretation of such laws and regulations by applicable governmental and self- regulatory agencies, which could require us to change certain business practices, increase compliance risk, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • Our ability to obtain a regulatory non-objection (as part of the CCAR process or otherwise) to take certain capital actions, including paying dividends and any plans to increase common stock dividends, repurchase common stock under current or future programs, or redeem preferred stock or other regulatory capital instruments, may impact our ability to return capital to stockholders and market perceptions of us. • Our ability to comply with stress testing and capital planning requirements (as part of the CCAR process or otherwise) may continue to require a significant investment of our managerial resources due to the importance and intensity of such tests and requirements. • Our ability to comply with applicable capital and liquidity requirements (including, among other things, the Basel III capital standards and the LCR rule), including our ability to generate capital internally or raise capital on favorable terms, and if we fail to meet requirements, our financial condition could be negatively impacted. • The effects of any developments, changes or actions relating to any litigation or regulatory proceedings brought against us or any of our subsidiaries. • The costs, including possibly incurring fines, penalties, or other negative effects (including reputational harm) of any adverse judicial, administrative, or arbitral rulings or proceedings, regulatory enforcement actions, or other legal actions to which we or any of our subsidiaries are a party, and which may adversely affect our results. • Our ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support our business. • Our ability to execute on our strategic and operational plans, including our ability to fully realize the financial and non-financial benefits relating to our strategic initiatives. • The risks and uncertainties related to our acquisition or divestiture of businesses. 19

Forward-looking statements (continued) • The success of our marketing efforts in attracting and retaining customers. • Our ability to recruit and retain talented and experienced personnel to assist in the development, management and operation of our products and services may be affected by changes in laws and regulations in effect from time to time. • Fraud or misconduct by our customers, employees or business partners. • Any inaccurate or incomplete information provided to us by our customers or counterparties. • Inability of our framework to manage risks associated with our business such as credit risk and operational risk, including third-party vendors and other service providers, which could, among other things, result in a breach of operating or security systems as a result of a cyber attack or similar act or failure to deliver our services effectively. • Dependence on key suppliers or vendors to obtain equipment and other supplies for our business on acceptable terms. • The inability of our internal controls and procedures to prevent, detect or mitigate any material errors or fraudulent acts. • The effects of geopolitical instability, including wars, conflicts and terrorist attacks and the potential impact, directly or indirectly, on our businesses. • The effects of man-made and natural disasters, including fires, floods, droughts, tornadoes, hurricanes, and environmental damage, which may negatively affect our operations and/or our loan portfolios and increase our cost of conducting business. The severity and impact of future earthquakes, fires, hurricanes, tornadoes, droughts, floods and other weather-related events are difficult to predict and may be exacerbated by global climate change. • Changes in commodity market prices and conditions could adversely affect the cash flows of our borrowers operating in industries that are impacted by changes in commodity prices (including businesses indirectly impacted by commodities prices such as businesses that transport commodities or manufacture equipment used in the production of commodities), which could impair their ability to service any loans outstanding to them and/or reduce demand for loans in those industries. • Our ability to identify and address cyber-security risks such as data security breaches, malware, “denial of service” attacks, “hacking” and identity theft, a failure of which could disrupt our business and result in the disclosure of and/or misuse or misappropriation of confidential or proprietary information, disruption or damage to our systems, increased costs, losses, or adverse effects to our reputation. • Our ability to realize our adjusted efficiency ratio target as part of our expense management initiatives. • Possible cessation or market replacement of LIBOR and the related effect on our LIBOR-based financial products and contracts, including, but not limited to, hedging products, debt obligations, investments, and loans. • Possible downgrades in our credit ratings or outlook could increase the costs of funding from capital markets. • The effects of a possible downgrade in the U.S. government’s sovereign credit rating or outlook, which could result in risks to us and general economic conditions that we are not able to predict. • The effects of problems encountered by other financial institutions that adversely affect us or the banking industry generally could require us to change certain business practices, reduce our revenue, impose additional costs on us, or otherwise negatively affect our businesses. • The effects of the failure of any component of our business infrastructure provided by a third party could disrupt our businesses, result in the disclosure of and/or misuse of confidential information or proprietary information, increase our costs, negatively affect our reputation, and cause losses. • Our ability to receive dividends from our subsidiaries could affect our liquidity and ability to pay dividends to stockholders. • Changes in accounting policies or procedures as may be required by the FASB or other regulatory agencies could materially affect our financial statements and how we report those results, and expectations and preliminary analyses relating to how such changes will affect our financial results could prove incorrect. • Other risks identified from time to time in reports that we file with the SEC. • Fluctuations in the price of our common stock and inability to complete stock repurchases in the time frame and/or on the terms anticipated. • The effects of any damage to our reputation resulting from developments related to any of the items identified above. • The foregoing list of factors is not exhaustive. For discussion of these and other factors that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” of Regions’ Annual Report on Form 10-K for the year ended December 31, 2018 as filed with the SEC. • The words "future," “anticipates,” "assumes," “intends,” “plans,” “seeks,” “believes,” "predicts," "potential," "objectives," “estimates,” “expects,” “targets,” “projects,” “outlook,” “forecast,” "would," “will,” “may,” “might,” “could,” “should,” “can,” and similar terms and expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible to predict all of them. We assume no obligation and do not intend to update or revise any forward-looking statements that are made from time to time, either as a result of future developments, new information or otherwise, except as may be required by law. • Regions’ Investor Relations contact is Dana Nolan at (205) 264-7040; Regions’ Media contact is Evelyn Mitchell at (205) 264-4551. 20

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